UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 7, 2022

Bird Global, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41019	86-3723155
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

392 NE 191st Street #20388
Miami, Florida 33179
(Address of principal executive offices and zip code)
(866) 205-2442
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	BRDS	The New York Stock Exchange
Warrants, each whole warrant exercisable to purchase one share of Class A common stock at an exercise price of $11.50 per share	BRDS WS	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 7, 2022 (the “Amendment Signing Date”), a wholly owned consolidated special purpose vehicle entity, Bird US Opco, LLC (the “SPV”) of Bird Global, Inc. (the “Company”) entered into Amendment No. 6 (“Amendment No. 6”) to that certain Loan and Security Agreement, dated as of April 27, 2021 (as amended from time to time prior to the Amendment Signing Date, the “Existing Loan Agreement” and as further amended by Amendment No. 6, the “Amended Loan Agreement”), with certain funds advised or managed by Apollo Capital Management, L.P., as lenders, and MidCap Financial Trust, as administrative agent (the “Administrative Agent”). On October 11, 2022 (the “Amendment Effective Date”), Amendment No. 6, among other things, (a) waives the requirement for the SPV to maintain a cash collateral account in favor of the Administrative Agent concurrently with a $15 million prepayment of outstanding loans made using the cash balance in the cash collateral account, (b) amends the calculation of the monthly amortization amount from a percentage of outstanding loans to a seasonally-adjusted flat dollar amount per month, (c) waives the quarterly revenue-based amortization payments due in October 2022 and January 2023 and provides a mechanism to reduce or waive the quarterly revenue-based amortization payment due in April 2023, (d) limits the number of scooters included in the calculation of each quarterly revenue-based amortization payment to those scooters necessary to meet the then applicable loan-to-cost financial covenant, and (e) provides for the post-closing waiver of the requirement to maintain a $25 million cash-collateralized letter of credit in favor of the Administrative Agent in connection with a $25 million prepayment of outstanding loans made using the cash that previously secured the letter of credit.

The Amended Loan Agreement includes a repayment mechanism tied directly to revenue generation by vehicles on lease by the SPV to Bird Rides, Inc. (“Parent”) under that certain Master Scooter Operating Lease and Servicing Agreement, dated as of April 27, 2021 (as amended from time to time prior to the Amendment Signing Date, the “Existing Scooter Lease”). On the Amendment Signing Date, the SPV entered into Amendment No. 3 to the Existing Scooter Lease (“Amendment No. 3”), and on the Amendment Effective Date, Amendment No. 3, among other things, amends the minimum liquidity and minimum tangible net worth financial covenants.

In connection with Amendment No. 6, (a) Bird Rides International Holding, Inc. (“Bird Rides International”) entered into that certain Second Amended and Restated EMEA Guaranty and Pledge Agreement, dated as of the Amendment Signing Date (the “Amended and Restated EMEA Guaranty”), to amend and restate the Amended and Restated EMEA Guaranty and Pledge Agreement, dated as of May 18, 2022 (the “Existing EMEA Guaranty”), to, among other things, amend the guaranty provided pursuant to the Existing EMEA Guaranty to guarantee all outstanding loans under the Amended Loan Agreement, and (b) Parent entered into that certain Parent Guaranty, dated as of the Amendment Signing Date (the “Parent Guaranty”), pursuant to which, among other things, Parent provides an unsecured guaranty in respect of all outstanding loans under the Amended Loan Agreement.

The foregoing descriptions of Amendment No. 6, Amendment No. 3, the Amended and Restated EMEA Guaranty, and Parent Guaranty are not complete and are qualified in their entirety by reference to the full text of Amendment No. 6, Amendment No. 3, the Amended and Restated EMEA Guaranty, and Parent Guaranty, copies of which are filed as Exhibits 99.1, 99.2, 99.3, and 99.4, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included, or incorporated by reference, in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Amendment No. 6 to Loan and Security Agreement dated as of October 7, 2022
99.2	Amendment No. 3 to Master Scooter Operating Lease and Servicing Agreement dated as of October 7, 2022
99.3	Second Amended and Restated EMEA Guaranty dated as of October 7, 2022
99.4	Parent Guaranty dated as of October 7, 2022
104	Cover page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bird Global, Inc.

Date: October 11, 2022	By:	/s/ Ben Lu
	Name:	Ben Lu
	Title:	Chief Financial Officer